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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                          Collaborative Holdings, Inc.
                            GFI Pharmaceuticals, Inc.
                              Ohio Valley IRB, Inc.
                                 DataTRAK, Inc.